UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2017

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 448-0884

2005 5th Avenue, Second Floor, Seattle, Washington 98121
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☒

Explanatory Note:

This Form 8-K/A (the “Amended 8-K”) amends the Form 8-K filed by Sound Financial Bancorp, Inc. (the “Company”) on May 1, 2017 (the “Original 8-K”). The only changes to the Original 8-K being made by the Amended 8-K are:
1.	To add language to the cover page to include two check boxes to allow companies to indicate:
•	whether, at the time of the filing, the company is an emerging growth company . (“EGC”), and
•	if so, whether it has elected not to use the extended transition period for an EGC to comply with any new or revised financial accounting standards.
2.	To reflect that we are an EGC and that we have elected not to use the extended transition period for an EGC to comply with any new or revised financial accounting standards.

Items to be Included in this Report

Item 2.02.	Results of Operations and Financial Condition

On April 27, 2017 Sound Financial Bancorp, Inc. (the “Company”) issued a press release announcing First Quarter 2017 financial results and that its Board of Directors declared a cash dividend on Sound Financial Bancorp, Inc. common stock of $0.10 per share, payable on May 26, 2017 to stockholders of record on the close of business on May 12, 2017. A copy of the press releases is attached hereto as Exhibits 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated April 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	May 3, 2017	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President and CEO